SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 26, 2010

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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 26, 2010, Zion Oil & Gas, Inc. ("Zion" or the "Company") issued a press release announcing that it will be commencing a subscription rights offering. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to the rights offering, the Company will distribute subscription rights, at no charge, to each record holder of its common stock as of 5:00 p.m., Eastern Standard time on the record date of May 6, 2010, the record date for the offer. Each subscription right represents the right to purchase one share of the Company’s common stock at a price of $5.00 per share, and may be exercised at any time prior to 5:00 p.m. Eastern Standard time on June 30, 2010, the scheduled expiration of the offer; however, Zion may extend the offering period at its sole discretion.  If the rights offering is fully subscribed, then the gross proceeds of the offering will be approximately $46 million. The rights offering will also include an over-subscription privilege, that will entitle a stockholder who exercises all of their basic subscription privilege the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising their over-subscription right. If the rights offering is over-subscribed, then Zion may, in its sole discretion, elect to offer a number of additional shares to fulfill over-subscription requests such that the maximum gross proceeds in the offering would be $50 million.

The subscription rights are not transferable and will be evidenced by subscription rights certificates. Fractional shares of the Company’s common stock will not be issued.

The rights offering will be conducted via an existing effective shelf registration statement. The Company will mail rights offering materials, including a prospectus supplement and a subscription rights certificate, to the record holders on or about May 10, 2010. The proceeds from the rights offering are expected to be used for the purchase a 51% interest in a new company (Zion Drilling, Inc. that will own a 2,000 horsepower drilling rig, to drill further 'deep' exploration wells on Zion's licenses in Israel (in continuation of Zion's oil and gas exploration efforts) and for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 26, 2010	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer